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FLAGSTAR TRUST                                                       EXHIBIT 1.1
LETTER OF INTENT
FEBRUARY 15, 1999
PAGE 1 OF 6


                                LETTER OF INTENT

February 15, 1999

The Board of Directors
Flagstar Bancorp, Inc.
2600 Telegraph Road
Bloomfield Hills, MI 48302

ATTN.: MR. MICHAEL W. CARRIE

                                                          PRIVATE & CONFIDENTIAL
Ladies and Gentlemen:

         This letter of intent ("Letter of Intent") will confirm our recent conversation and is intended to be an expression of our present mutual intent concerning the potential initial public offering (the "Offering") of Cumulative Preferred Securities (the "Preferred Securities") of Flagstar Trust ("Flagstar Trust") a business trust to be formed as a wholly owned subsidiary of Flagstar Bancorp, Inc. ("Bancorp") which is also the parent of Flagstar Bank, FSB ("Flagstar" or the "Bank"). Flagstar Trust would upon consummation of the Offering, purchase a series of junior subordinated debentures from Bancorp for the same denomination and with the same payment terms as the Preferred Securities. We are pleased to advise you that, based on the information made available to us, representations which you have made to us concerning the Bank and Bancorp, their principals, their business and their prospects, and current market conditions, Roney Capital Markets, a division of First Chicago Capital Markets, Inc. ("Roney Capital Markets"), McDonald Investments Inc., Stifel, Nicolaus & Company, Incorporated and JWGenesis Capital Markets, LLC (collectively referred to as the "Managing Underwriters") hereby confirm in principle their interest in underwriting on a firm commitment basis (subject to the terms and conditions of the Underwriting Agreement) the Offering, the general terms of which would be in accordance with the terms outlined below.

1.       PUBLIC OFFERING OF PREFERRED SECURITIES

The Managing Underwriters propose an offering as follows:

Issuer:                                       Flagstar Trust

Managing Underwriters:                        Roney Capital Markets (books)
                                              McDonald Investments Inc.
                                              Stifel, Nicolaus & Company,
                                              Incorporated
                                              JWGenesis Capital Markets, LLC

Security:                                     A  minimum   of   2,600,000
                                              shares  of   Preferred Securities

Liquidation Preference:                       $25.00 per share

Proposed Listing:                             NASDAQ National Market System


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FLAGSTAR TRUST
LETTER OF INTENT
FEBRUARY 15, 1999
PAGE 2 of 6




2.  CAPITALIZATION

         Flagstar Trust would have a minimum of 2,600,000 shares of Preferred Securities outstanding immediately after the Offering, excluding the over-allotment option. Flagstar Trust would also have outstanding Common Stock owned by Bancorp which would represent an aggregate liquidation amount equal to at least 3.00% of the total capital of Flagstar Trust, assuming no exercise of the over-allotment option.


3.  OVER-ALLOTMENT OPTION

         Flagstar Trust would grant the underwriters, for the purpose of covering over-allotments, the right for a 30-day period after commencement of the Offering to purchase from Flagstar Trust up to an additional 15% of the shares of Preferred Securities offered at the public offering price less the underwriting discount.


4.  ESTIMATED OFFERING PRICE AND DIVIDEND

         The public offering price per share is currently estimated at $25.00 per share. It is currently anticipated that the dividend yield, which is subject to market and other conditions at the time of the Offering and is based, in part, upon our preliminary review of the Bank's and Bancorp's financial plans and prospects, will approximate 9.00% to 9.25% based on the current dividend yield scenario.


5.  LISTING

         Flagstar Trust's Preferred Securities would be quoted on the National Association of Securities Dealers, Inc. National Market System and Flagstar Trust and the Bank would comply with the National Association of Securities Dealers, Inc.'s (the "NASD") requirements for such quotation.


6.  UNDERWRITING COMPENSATION

         Assuming the gross proceeds from the sale of Flagstar Trust's Preferred Securities in the Offering is $65,000,000 the underwriting discount will be 3.15%. If any or all of the over-allotment is exercised, the underwriting discount will be 3.15% on the over-allotment shares.


7.  REGISTRATION STATEMENT

         The Offering would be subject to compliance with the Securities Act of 1933, as amended (the "Act"), the Office of Thrift Supervision (the "OTS") and other applicable federal and state laws and regulations, including, without limitation, "Blue Sky" laws. The Bank and Flagstar Trust, working with its counsel, would prepare and file the appropriate registration


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FLAGSTAR TRUST
LETTER OF INTENT
FEBRUARY 15, 1999
PAGE 3 0F 6


statement (the "Registration Statement"). The Registration Statement (anticipated to be on Form S-3) would conform to the requirements of applicable laws, the Act and the rules and regulations of the SEC and OTS. Flagstar Trust would use its best efforts to file such amendments with the SEC and OTS as may be necessary to have the Registration Statement declared effective by the SEC as promptly as practicable.


8.  OFFERING EXPENSES

         Flagstar Trust, Bancorp and the Bank will be jointly and severally liable for all expenses and fees incurred in connection with the proposed financing, including but not limited to, fees and expenses related to preparing, printing and filing of the Registration Statement, all amendments and supplements thereto, the preliminary and final prospectus, other related underwriting and selling documents, and certificates for the Preferred Securities and for accounting, legal, SEC, NASD, appraisal and listing fees. In addition to the underwriting discount, Bancorp, the Bank and Flagstar Trust also agree to pay the out-of-pocket expenses, including road show expenses and underwriters' legal fees (such out-of-pocket expenses payable by Flagstar Trust, Bancorp and the Bank shall not exceed $75,000 for legal fees and $25,000 for all other out-of-pocket expenses). In addition, legal fees and disbursements relating to the "Blue Sky" survey, any required state filing registrations and the filing fees relating thereto shall be the responsibility of Flagstar Trust. The underwriters' out-of-pocket expense reimbursement and the Blue Sky legal fees and disbursements shall be paid regardless of whether the Offering is completed or not completed for any reason, including market conditions, unless the Offering is not completed because of the underwriters' refusal (except for bona fide reasons related to Bancorp, Flagstar Trust, the Bank, or their officers, directors, employees or agents or market conditions) or inability to perform. Upon completion of the Offering the Managing Underwriters will agree to credit the out-of-pocket expense reimbursement (up to a maximum of $100,000) against the underwriting fee but not the Blue Sky legal fees and disbursements.

         Flagstar Trust, Bancorp and the Bank will be responsible for all of their own out-of-pocket expenses, including, without limitation, transportation, meals, and lodging with respect to any road shows and other selling efforts.

         If the Offering does not close for any reason other than the Managing Underwriters' refusal (except for bona fide reasons related to Flagstar Trust, Bancorp, the Bank, or their officers, directors, employees or agents or market conditions) or inability to perform, the underwriters will account for their reimbursable expenses and will be entitled to reimbursement from Flagstar Trust, Bancorp and the Bank of such expenses, as described above, including: (i) documented out-of-pocket expenses relating to the Registration Statement, including, without limitation, expenses relating to road shows, syndicate expenses, sales literature expenses and advertising expenses, (ii) documented underwriters' legal fees (described above) actually incurred. Documented expenses for "Blue Sky" survey, any required state filing registrations and filing fees disbursements and expenses, shall be paid directly by Flagstar Trust and shall not be part of the $100,000 legal fee and out-of-pocket reimbursement and will be subject to negotiation in advance, between Flagstar Trust and Honigman Miller Schwartz and Cohn ("Blue Sky Counsel").



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FLAGSTAR TRUST
LETTER OF INTENT
FEBRUARY 15, 1999
PAGE 4 OF 6

         Flagstar Trust shall have the right to cancel the Offering or terminate this Letter of Intent at any time without further recourse; provided, however, that any such cancellation or termination by Flagstar Trust shall not affect the Bank's, Bancorp's or Flagstar Trust's obligation to pay the out-of-pocket expense reimbursements (as capped above, i.e., not to exceed $100,000) and the legal fees and disbursements of Blue Sky Counsel.


9. SALE OF ADDITIONAL SHARES IN THE PUBLIC MARKET

         For a period of 180 days after the effective date of the Registration Statement, Bancorp, the Bank and their executive officers and directors would agree not to make any sales of the Flagstar Trust's Preferred Securities without the consent of Roney Capital Markets.


10. TIMING OF THE OFFERING

         We and our counsel are prepared to begin work with Flagstar Trust and its counsel toward preparation and filing of the Registration Statement with the SEC as soon as possible. Following the filing of the Registration Statement, we would move forward promptly with the formation of an underwriting syndicate or selling group, to include a select group of firms capable of providing complementary distribution. We would consult with you as to firms to be included in the syndicate and selling group.

         The marketing program would be designed cooperatively by the Managing Underwriters and Flagstar Trust, and will reflect the need to balance management's work schedule with the necessary exposure required for the underwriting.

         After the initial filing, we would expect that a period of up to four to six weeks would be required for review by the SEC of the Registration Statement and any necessary amendments thereto, and that a marketing program would run simultaneously with SEC review. The marketing program would be completed prior to the time the Registration Statement is declared effective.


11. AUDITORS AND FINANCIAL STATEMENTS

         The Registration Statement would contain financial information of Bancorp, the Bank, and Flagstar Trust. For two years from the effective date of the Registration Statement, Bancorp would furnish the Managing Underwriters and investors with quarterly unaudited financial statements and copies of all reports filed with the SEC covering both Bancorp and Flagstar Trust. The Managing Underwriters will also require a comfort letter from Grant Thornton, LLP in relation to the Registration Statement.


12.  ACCESS TO INFORMATION

         In connection with the preparation of the Registration Statement and other matters pertaining to the Offering, Bancorp, the Bank and Flagstar Trust, their officers, accountants and counsel shall furnish to us and our counsel on a timely basis for our use in connection with the Offering such information and documents as we or they may reasonably request. In addition,



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FLAGSTAR TRUST
LETTER OF INTENT
FEBRUARY 15, 1999
PAGE 5 0F 6


management would be available for consultation and meetings until the closing of the Offering.






13.  UNDERTAKING TO GIVE NOTICE OF EVENTS

         In providing this letter, we have assumed no material changes from the information provided us to date and that no information of a material adverse nature may come up in the completion of due diligence. Until the signing of the Underwriting Agreement, Flagstar Trust and the Bank will notify us of any business or operating events which might materially adversely affect the Offering or the status of Bancorp, the Bank, or Flagstar Trust and will give serious consideration to the Managing Underwriters' recommendation as to the required disclosures relating thereto.


14. UNDERWRITING AGREEMENT

         The terms of the Offering would be negotiated between the Managing Underwriters and Flagstar Trust immediately prior to the effective date of the Registration Statement. Matters regarding the Offering and other matters between Flagstar Trust and Bancorp and the Managing Underwriters, would be subject to the terms and conditions of an Underwriting Agreement to be signed concurrently with the effective date of the Registration Statement. The Underwriting Agreement would contain terms and conditions usual and customary for a transaction of this nature, as negotiated between Flagstar Trust and Bancorp and the Managing Underwriters, including indemnification and contribution clauses acceptable to Flagstar Trust, Bancorp and the Managing Underwriters.


15. NON-BINDING LETTER

         This Letter of Intent is only a brief outline of the proposed financing and, with the exception of paragraph 8, is merely an expression of our present intention concerning the proposed Offering along the lines indicated. While it is the present mutual intention of the parties that a public offering of Flagstar Trust's Preferred Securities be made, this Letter of Intent shall not in any way be construed as a commitment by the Managing Underwriters to proceed with a public offering or purchase or sell the Preferred Securities and the Managing Underwriters may, in their sole judgment and discretion, determine at any time not to proceed with the Offering, in which event no party shall have any liability under this Letter of Intent, except as otherwise provided in paragraph 8. With the exception of paragraph 8 which shall be enforceable in accordance with its terms, this Letter of Intent does not constitute a binding contract or represent or create any legally binding obligations of the Managing Underwriters, Bancorp, the Bank, Flagstar Trust or any of their partners, officers, directors, agents or affiliates, which obligations would arise only upon the signing of a definitive Underwriting Agreement.

         With the exception of paragraph 8 the Offering is conditioned in its entirety upon, and a binding contract will come into existence only upon, execution and delivery of the Underwriting



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FLAGSTAR TRUST
LETTER OF INTENT
FEBRUARY 15, 1999
PAGE 6 OF 6


Agreement between the Managing Underwriters, Flagstar Trust and Bancorp in form and substance satisfactory to Flagstar Trust, Bancorp and the Managing Underwriters. This Letter of Intent shall not be construed as the Underwriting Agreement nor as an agreement to enter into an underwriting agreement. The Offering is also conditioned upon compliance by Flagstar Trust and Bancorp with the terms contained in such Underwriting Agreement which will include standard indemnification and a tax opinion from Grant Thornton, LLP or counsel acceptable to the Managing Underwriters relating to, among other things, the tax status of Flagstar Trust.

         We are pleased to have the opportunity to work with you on this important financing.

         If this Letter of Intent accurately reflects your present understanding of our mutual intentions, please have an authorized officer sign the enclosed copy of this letter and return it to us. We will then move forward with our counsel to begin work with you regarding this important financing.

Very truly yours,

Roney Capital Markets                             McDonald Investments  Inc.
By:/s/ John C. Donnelly                           By: /s/ Kristin Whiting

Its:   Managing Director                          Its: Vice President


STIfel, Nicolaus & Company, Incorporated
                                                  JWGenesis Capital Markets, LLC
By: /s/ Mark Ross                                 By: /s/ Harvey Morgan

Its:  Vice President                              Its:  Executive Managing
                                                        Director


ACCEPTED AND APPROVED:

Flagstar Bancorp, Inc.
By:  /s/ Michael Carrie

Its:  Executive Vice President/ Chief Financial Officer










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FLAGSTAR TRUST
LETTER OF INTENT
FEBRUARY 15, 1999
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